UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS
(Name of Registrant as Specified In Its Charter)

(none)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PO Box 808001

Louisville, KY 40233-8001

IMPORTANT- Response Needed

Regarding Your Investment in:  Morgan Stanley Institutional Liquidity Funds

Dear Valued Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the Morgan Stanley Institutional Liquidity Funds. We recently sent you proxy materials concerning an important shareholder meeting.

This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

VOTE NOW BY CALLING

1-888-916-1751

Please contact us toll-free at the number listed above between 10:00 a.m. and 11:00 p.m. Eastern Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Saturday. Please respond as soon as possible.  At the time of the call, please use the Reference Number listed above.

You will not be asked for confidential information and your call will be recorded for your protection.

Thank you in advance for your participation.  We appreciate you taking the time to vote your shares.